Exhibit 99.3

BeiGene Announces Acceptance of a Supplemental New Drug Application for Tislelizumab in Patients with Previously Treated Unresectable Hepatocellular Carcinoma in China
BEIJING, China and CAMBRIDGE, Mass., July 1, 2020 (GLOBE NEWSWIRE) -- BeiGene, Ltd. (NASDAQ: BGNE; HKEX: 06160), a commercial-stage biotechnology company focused on developing and commercializing innovative molecularly-targeted and immuno-oncology drugs for the treatment of cancer, today announced that the Center for Drug Evaluation (CDE) of the China National Medical Products Administration (NMPA) has accepted a supplemental new drug application (sNDA) of BeiGene’s anti-PD-1 antibody tislelizumab for the treatment of patients with previously treated unresectable hepatocellular carcinoma (HCC), the most common form of liver cancer.
“We are excited by the acceptance of our first filing for tislelizumab in liver cancer,” commented Xiaobin Wu, Ph.D., General Manager of China and President of BeiGene. “Half of the world’s liver cancer patients reside in China, and there is a significantly unmet medical need. We will continue our communications with the CDE and hope to bring these patients a viable treatment option in the near future.”
The sNDA is supported by clinical results from a pivotal Phase 2 trial of tislelizumab in patients with previously treated unresectable HCC (NCT03419897). The study enrolled 249 patients with unresectable HCC from eight countries and regions in Asia and Europe, including 138 patients who received one line of prior systemic therapy and 111 patients who received at least two lines of prior therapies. Patients received tislelizumab monotherapy (200 mg every three weeks) and the primary endpoint of the trial was objective response rate as assessed by independent review committee (IRC). Results of this study will be presented at an upcoming medical conference.
About Hepatocellular Carcinoma
HCC is a major global health problem, accounting for 85-90 percent of all reported cases of liver cancer.1 Liver cancer is the sixth most common type of cancer, with an estimated 841,080 new cases in 2018 worldwide;2 it was also the fourth most common cause of cancer-related mortality, responsible for an estimated 781,631 deaths in 2018.3 China accounts for approximately 50 percent of both new HCC cases and HCC-related deaths worldwide in 2018.4
About Tislelizumab
Tislelizumab (BGB-A317) is a humanized IgG4 anti-PD-1 monoclonal antibody specifically designed to minimize binding to FcãR on macrophages. In pre-clinical studies, binding to FcãR on macrophages has been shown to compromise the anti-tumor activity of PD-1 antibodies through activation of antibody-dependent macrophage-mediated killing of T effector cells. Tislelizumab is the first drug from BeiGene’s immuno-oncology biologics program and is being developed internationally as a monotherapy and in combination with other therapies for the treatment of a broad array of both solid tumor and hematologic cancers.
Tislelizumab is approved by the China National Medical Products Administration (NMPA) as a treatment for patients with classical Hodgkin’s lymphoma who received at least two prior therapies and for patients with locally advanced or metastatic urothelial carcinoma (UC) with PD-L1 high expression whose disease progressed during or following platinum-containing chemotherapy or within 12 months of neoadjuvant or adjuvant treatment with platinum-containing chemotherapy.

In addition, three supplemental new drug applications (sNDAs) for tislelizumab have been accepted by the Center for Drug Evaluation (CDE) of the NMPA and are under review, for first-line treatment of patients with advanced squamous non-small cell lung cancer (NSCLC) in combination with chemotherapy, for first-line treatment of patients with advanced non-squamous NSCLC in combination with chemotherapy, and for previously treated unresectable hepatocellular carcinoma.
Currently, 16 potentially registration-enabling clinical trials are being conducted in China and globally, including 12 Phase 3 trials and four pivotal Phase 2 trials.
Tislelizumab is not approved for use outside of China.
About the Tislelizumab Clinical Program
Clinical trials of tislelizumab include:

•	Phase 3 trial in patients with locally advanced or metastatic urothelial carcinoma (NCT03967977);

•	Phase 3 trial comparing tislelizumab with docetaxel in the second- or third-line setting in patients with NSCLC (NCT03358875);

•	Phase 3 trial of tislelizumab in combination with chemotherapy versus chemotherapy as first-line treatment for patients with advanced squamous NSCLC (NCT03594747);

•	Phase 3 trial of tislelizumab in combination with chemotherapy versus chemotherapy as first-line treatment for patients with advanced non-squamous NSCLC (NCT03663205);

•	Phase 3 trial of tislelizumab in combination with platinum-based doublet chemotherapy as neoadjuvant treatment for patients with NSCLC (NCT04379635);

•	Phase 3 trial of tislelizumab combined with platinum and etoposide versus placebo combined with platinum and etoposide in patients with extensive-stage small cell lung cancer (NCT04005716);

•	Phase 3 trial comparing tislelizumab with sorafenib as first-line treatment for patients with hepatocellular carcinoma (HCC; NCT03412773);

•	Phase 2 trial in patients with previously treated unresectable HCC (NCT03419897);

•	Phase 3 trial comparing tislelizumab with chemotherapy as second-line treatment for patients with advanced esophageal squamous cell carcinoma (ESCC; NCT03430843);

•	Phase 3 trial of tislelizumab in combination with chemotherapy as first-line treatment for patients with ESCC (NCT03783442);

•	Phase 3 trial of tislelizumab versus placebo in combination with chemoradiotherapy in patients with localized ESCC (NCT03957590);

•	Phase 3 trial of tislelizumab combined with chemotherapy versus placebo combined with chemotherapy as first-line treatment for patients with gastric cancer (NCT03777657);

•	Phase 2 trial in patients with MSI-H/dMMR solid tumors (NCT03736889); and

•	Phase 3 trial of tislelizumab combined with chemotherapy versus placebo combined with chemotherapy as first-line treatment in patients with nasopharyngeal cancer (NCT03924986).
About BeiGene
BeiGene is a global, commercial-stage biotechnology company focused on discovering, developing, manufacturing, and commercializing innovative medicines to improve treatment outcomes and access for patients worldwide. Our 3,800+ employees in China, the United States, Australia, and Europe are committed to expediting the development of a diverse pipeline of novel therapeutics for cancer. We currently market two internally-discovered oncology products: BTK inhibitor BRUKINSA® (zanubrutinib) in the United States and China, and anti-PD-1 antibody tislelizumab in China. We also market or plan to market in China additional oncology products licensed from Amgen Inc., Celgene Logistics Sàrl, a Bristol Myers Squibb (BMS) company, and EUSA Pharma. To learn more about BeiGene, please visit www.beigene.com and follow us on Twitter at @BeiGeneUSA.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws, including statements regarding BeiGene’s further advancement of, and anticipated clinical development, regulatory milestones and commercialization of tislelizumab. Actual results may differ materially from those indicated in the forward-looking statements as a result of various important factors, including BeiGene's ability to demonstrate the efficacy and safety of its drug candidates; the clinical results for its drug candidates, which may not support further development or marketing approval; actions of regulatory agencies, which may affect the initiation, timing and progress of clinical trials and marketing approval; BeiGene's ability to achieve commercial success for its marketed products and drug candidates, if approved; BeiGene's ability to obtain and maintain protection of intellectual property for its technology and drugs; BeiGene's reliance on third parties to conduct drug development, manufacturing and other services; BeiGene’s limited operating history and BeiGene's ability to obtain additional funding for operations and to complete the development and commercialization of its drug candidates; the impact of the COVID-19 pandemic on the Company’s clinical development, commercial and other operations, as well as those risks more fully discussed in the section entitled “Risk Factors” in BeiGene’s most recent quarterly report on Form 10-Q, as well as discussions of potential risks, uncertainties, and other important factors in BeiGene's subsequent filings with the U.S. Securities and Exchange Commission. All information in this press release is as of the date of this press release, and BeiGene undertakes no duty to update such information unless required by law.

Investor Contact
Craig West
+1 857-302-5189
ir@beigene.com
Media Contact
Liza Heapes or Vivian Ni
+1 857-302-5663 or +1 857-302-7596
media@beigene.com

1 Nordenstedt H, White DL, El-Serag HB. The changing pattern of epidemiology in hepatocellular carcinoma. Digestive and Liver Disease. 2010;42(Suppl 3):S206-S214. doi:10.1016/S1590-8658(10)60507-5.
2Global Cancer Observatory 2018: https://gco.iarc.fr/today/online-analysis-table?v=2018&mode=cancer&mode_population=countries&population=900&populations=900&key=asr&sex=0&cancer=39&type=0&statistic=

5&prevalence=0&population_group=0&ages_group%5B%5D=0&ages_group%5B%5D=17&group_cancer=1&include_nmsc=1&include_nmsc_other=1
3 Global Cancer Observatory 2018: https://gco.iarc.fr/today/online-analysis-table?v=2018&mode=cancer&mode_population=countries&population=900&populations=900&key=asr&sex=0&cancer=39&type=0&statistic=5&prevalence=0&population_group=0&ages_group%5B%5D=0&ages_group%5B%5D=17&group_cancer=1&include_nmsc=1&include_nmsc_other=1
4Global Cancer Observatory 2018: https://gco.iarc.fr/today/online-analysis-table?v=2018&mode=population&mode_population=countries&population=900&populations=900&key=asr&sex=0&cancer=11&type=0&statistic=5&prevalence=0&population_group=0&ages_group%5B%5D=0&ages_group%5B%5D=17&group_cancer=1&include_nmsc=1&include_nmsc_other=1